REMINGTON PRODUCTS COMPANY, L.L.C.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                            (UNAUDITED $ IN MILLIONS)


                                           Quarter Ended June 30,            Six Months Ended June 30,
                                        ------------------------------      ---------------------------
                                           2003                2002           2003               2002
                                        ----------          ----------      ---------          --------

Net sales:
   North America                           $44.7               $46.0          $69.3             $76.6
   International                            20.8                16.7           38.8              33.5
   U.S. Service Stores                       5.8                 7.3           10.9              13.7
                                           ------              ------         ------            ------
                                            71.3                70.0          119.0             123.8

Cost of sales                               39.8                41.7           66.2              74.1
                                           ------              ------         ------            ------
Gross profit                                31.5                28.3           52.8              49.7

Selling, general and administrative         22.7                23.3           42.6              42.9
Amortization of intangibles                  0.1                 0.1            0.2               0.2
                                           ------              ------         ------            ------
Operating income:
   North America                             7.9                 6.3            9.5               9.5
   International                             1.9                (0.5)           3.0              (0.8)
   U.S. Service Stores                      (0.2)               (0.1)          (0.8)             (0.5)
   Depreciation and amortization            (0.9)               (0.8)          (1.7)             (1.6)
                                           ------              ------         ------            ------
                                             8.7                 4.9           10.0               6.6

Interest expense, net                        5.6                 5.8           11.2              11.9
Other income                                (0.3)               (0.5)          (1.0)             (0.7)
                                           ------              ------         ------            ------
     Income (loss) before income taxes       3.4                (0.4)          (0.2)             (4.6)

Provision (benefit) for income taxes         0.5                (0.2)           0.7              (0.3)
                                           ------              ------         ------            ------
     Net Income (Loss)                     $ 2.9               ($0.2)         ($0.9)            ($4.3)
                                           ======              ======         ======            ======
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